                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  FORM 8 - K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): June 14, 1996 (April 3, 1996)

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
             EXACT NAME OF REGISTRANT, AS SPECIFIED IN ITS CHARTER

       Colorado                   0-2108-2              84-1090968
       --------                   --------              ----------
(STATE OR JURISDICTION           (COMMISSION           (IRS EMPLOYER
   OF INCORPORATION              FILE NUMBER)       IDENTIFICATION NO.)


2800 28th STREET, #100, SANTA MONICA, CALIFORNIA                 90405
- - ------------------------------------------------                 -----
   (Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code: (310) 453-4371
                                                    --------------

ITEM 7. - FINANCIAL STATEMENTS

        (a) The financial statements for the six months ended March 31, 1996 and the year ended September 30, 1995.

        (b) Pro forma financial information at February 29, 1996 and for the nine months then ended and for the period from July 1, 1994 (inception) to May 31, 1995.

ITEM 7 (b)  Pro Forma Financial Information

        The following pro forma financial information presents the effects of the acquisition of Uni Precision Industrial Limited ("UNI") by the registrant as if the acquisition had been completed as of February 29, 1996. The unaudited pro forma financial information has been compiled by management. All amounts have been converted to United States dollars at the rate of 1 HK$=US $.1293. The pro forma consolidated income statement is based on the average monthly activity for the 24 months ended September 30, 1995.

        The pro forma financial information is not necessarily indicative of the results of operations and financial position which will be attained in the future. The pro forma information should be read in conjunction with the historical consolidated financial statements of Builders Warehouse Association, Inc. as reported on Forms 10-QSB and 10-KSB for the nine months and the year ended February 29, 1996 and May 31, 1995 respectively.

                      Builders Warehouse Association, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                               February 29, 1996

                                                        Company
                                                         before                           Pro forma         Pro forma
                                                      acquisition         UNI            adjustments       consolidated
                                                      -----------         ---            ------------      ------------
        ASSETS
        Cash                                           $6,562,103    $ 3,459,084(a)      ($6,000,000)      $ 4,021,187
        Accounts receivable                               503,953      3,103,200                             3,607,153
        Inventories                                       193,322      5,081,490                             5,274,812
        Due from subsidiary                                              113,525                               113,525
        Due from associated companies                                  1,305,930                             1,305,930
        Due from related companies                                       762,870                               762,870
        Marketable securities                             254,546              0                               254,546
        Prepaid expenses                                   10,950        483,582                               492,532
        Other current assets                              583,435              0                               583,435
                                                       ----------    -----------         -----------       -----------
               Total current assets                     8,108,309     14,309,681          (6,000,000)       16,417,990

        Investment in joint venture                                      155,160                               155,160
        Investment in Uni
        Property and equipment - net                       30,932      6,115,890                             6,146,822
        Goodwill                                          299,999              0(b)        6,551,647         6,851,646
        Other investments                                 269,415         49,134                               318,549
        Other assets                                        9,268         27,412                                36,680
                                                       ----------    -----------         -----------       -----------
        TOTAL ASSETS                                   $8,717,923    $20,657,277          $  551,647       $29,926,847
                                                       ==========    ===========         ===========       ===========

        LIABILITIES AND
        STOCKHOLDERS' EQUITY
        Accounts payable and accrued expenses          $  708,711    $10,108,803                           $10,817,514
        Notes payable                                      11,041      4,756,430(a)        4,000,000         8,767,471
        Capital lease obligations-current                                179,210                               179,210
        Dividends payable                                              1,255,762                             1,255,762
                                                       ----------    ------------         ----------       -----------
        Total current liabilities                         719,752     16,300,205           4,000,000        21,019,957
                                                       ----------    ------------         ----------       -----------
        Capital lease obligations - long term                            660,594
        Deferred taxation                                                248,127
                                                       ----------    ------------         ----------       -----------
        TOTAL LIABILITIES                                 719,752     17,208,925           4,000,000        21,928,677
                                                       ----------    ------------         ----------       -----------
        Preferred stock                                 6,176,239              0                             6,176,239
        Common stock                                       23,575         62,840(b)          (62,840)           23,575
        Additional paid-in-capital                      2,218,211      1,802,701(b)       (1,802,701)        2,218,211
        Retained earnings (Accumulated deficit)          (242,361)     1,582,812(b)       (1,582,812)         (242,361)
        Treasury stock                                   (177,493)             0                  (0)         (177,493)
                                                       ----------    ------------         ----------       -----------
        TOTAL STOCKHOLDERS' EQUITY                      7,998,171      3,448,353          (3,448,353)        7,998,171
                                                       ----------    ------------         ----------       -----------
        TOTAL LIABILITIES AND EQUITY                   $8,717,923    $20,657,277          $  551,647       $29,926,847
                                                       ==========    ============         ==========       ===========

- - -------------------

(a) To record cash payments due on closing and accrue balance of purchase price due.

(b) To eliminate Uni equity and record excess of cost over net assets acquired as goodwill.

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
               Pro Forma Condensed Consolidated Income Statements
                  For the Nine Months Ended February 29, 1996
                  and July 1, 1994 (inception) to May 31, 1995

                                                                Company
                                                                 before
                                                               pro forma                              Pro forma
                                                              adjustments           Uni             consolidated
                                                              -----------           ---             ------------
        NINE MONTHS ENDED FEBRUARY 29, 1996
        Net Sales                                             $4,987,688        $36,750,000          $41,737,688
        Cost of Sales                                          4,310,839         33,000,000           37,310,839
                                                              ----------        -----------          -----------
        Gross Profit                                             676,849          3,750,000            4,426,849
        Selling, General & Administrative Expenses            $  772,421        $ 3,588,000          $ 4,360,421
        Unrealized losses in marketable securities               (72,728)                                (72,728)
        Interest Income                                            6,959                                   6,959
                                                              ----------        -----------          -----------
        Net earnings (loss)                                    ($161,341)       $   162,000          $       659
                                                              ==========        ===========          ===========


        PRIMARY EARNINGS (LOSS) PER COMMON SHARE
        Total earnings (loss) per share                           ($0.10)              $.10               ($0.02)
        Weighted average shares used in computation            1,678,512          1,678,512            1,678,512


        FOR THE PERIOD JULY 1, 1994 (inception) TO MAY 31, 1995
        Net sales                                             $6,693,731        $44,900,000          $51,593,731
        Cost of sales                                          5,699,274         40,300,000           45,999,274
                                                              ----------        -----------          -----------
        Gross profit                                             994,457          4,600,000            5,594,457
        Selling, general & administrative expenses             1,077,935          4,385,000            5,462,935
        Unrealized losses in marketable securities
        Interest Expense                                           1,418
        Interest Income                                            3,876                                   3,876
                                                              ----------        -----------          -----------
        Net earnings (loss)                                     ($81,020)       $   215,000          $   133,980
                                                              ==========        ===========          ===========


        PRIMARY EARNINGS (LOSS) PER COMMON SHARE
        Total earnings (loss) per share                           ($0.05)             $0.13                $0.08
        Weighted average shares used in computation            1,678,512          1,678,512            1,678,512

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                Builders Warehouse Association, Inc.
                                ------------------------------------
                                            (Registrant)



Date: June 14, 1996             By: /s/ Barry Witz
                                   ---------------------------------
                                    Barry Witz
                                    Chief Executive Officer

                                  [LETTER HEAD]



                            ARTHUR ANDERSEN & CO, SC


                                                   ___________________________
                                                   Arthur Andersen & Co.
                                                   Certified Public Accountants
AUDITORS' REPORT TO THE SHAREHOLDERS OF
UNI PRECISION INDUSTRIAL LIMITED                   ___________________________
                                                   25/F., Wing On Centre
(INCORPORATED in HONG KONG WITH LIMITED LIABILITY) 111 Connaught Road Central
                                                   Hong Kong


We have audited the financial statements on pages 4 to 25 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Companies Ordinance requires the directors to prepare financial statements which give a true and fair view. In preparing financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.

It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the Company, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the Company as of March 31, 1996 and of the profit and cash flows of the Company for the period from October 1, 1995 to March 31, 1996 and have been properly prepared in accordance with the Companies Ordinance.


[SIG]
- - -----------------------------
Hong Kong,
May 10, 1996.

                        UNI PRECISION INDUSTRIAL LIMITED

                            PROFIT AND LOSS ACCOUNT
              FOR THE PERIOD FROM OCTOBER 1, 1995 TO MARCH 31,1996


                                  Note        6 months ended 3/31/1996         12 months ended 9/30/1995
                                  ----     ------------------------------    ------------------------------
                                                                                        (Note 24)
                                                 HK$              US$              HK$              US$
  TURNOVER                          3       224,479,521       29,040,042      410,188,708       53,064,516

  COST OF SALES                     3      (193,394,097)     (25,018,641)    (359,130,103)     (46,459,263)
                                           -------------     ------------    -------------     ------------
  Gross profit                               31,085,424        4,021,401       51,058,605        6,605,253

  OPERATING EXPENSES                3       (19,975,464)      (2,584,148)     (37,428,039)      (4,841,920)
                                           -------------     ------------    -------------     ------------
  Profit before taxation and
     exceptional item                        11,109,960        1,437,253       13,630,566        1,763,333

  EXCEPTIONAL ITEM                 11         1,795,845          232,321       (1,795,845)        (232,321)
                                           -------------     ------------    -------------     ------------
  Profit before taxation            4        12,905,805        1,669,574       11,834,721        1,531,012

  TAXATION                          5        (1,699,000)        (219,793)               -                -
                                           -------------     ------------    -------------     ------------
  Net profit                                 11,206,805        1,449,781       11,834,721        1,531,012

  RETAINED EARNINGS,
     beginning of
     period/year                             16,060,068        2,077,628        4,225,347          546,616
                                           -------------     ------------    -------------     ------------
                                             27,266,873        3,527,409       16,060,068        2,077,628

  DIVIDENDS                         6       (11,813,433)      (1,528,258)               -                -
                                           -------------     ------------    -------------     ------------
  RETAINED EARNINGS,
     end of period/year                      15,453,440        1,999,151       16,060,068        2,077,628
                                           =============     ============    =============     ============


Translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) for the convenience of the reader has been made at the exchange rate US$1=HK$7.73. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars at that rate or at any other certain rate.

                        UNI PRECISION INDUSTRIAL LIMITED

                       BALANCE SHEET AS OF MARCH 31,1996


                                    Note        6 months ended 3/31/1996          12 months ended 9/30/1995
                                    ----     -------------------------------   -------------------------------
                                                                                           (Note 24)
                                                    HK$              US$              HK$              US$
Fixed assets, net                     7         47,284,272        6,116,982       46,350,213        5,996,147

Investment in associated
   companies                          8          1,400,000          181,113          350,000           45,278

Investment in subsidiaries            9            379,861           49,141          219,860           28,442

Investment in a joint venture        10          1,200,000          155,239        1,200,000          155,239

Short-term investment                11                  -                -                -                -

Other non-current assets                           212,129           27,442          282,838           36,590

Current assets                       12        112,487,278       14,552,041      100,028,394       12,940,284

Current liabilities                  13       (126,054,385)     (16,307,165)    (111,786,206)     (14,461,346)

Hire purchase payable -
   long-term portion                 16         (5,109,072)        (660,941)      (5,824,407)        (753,481)

Deferred taxation                    17         (1,919,000)        (248,253)        (940,000)        (121,604)
                                              -------------     ------------    -------------     ------------
                                                29,881,083        3,865,599       29,880,692        3,865,549
                                              =============     ============    =============     ============
Representing -

Share capital                        18         11,114,583        1,437,850       10,507,564        1,359,323

Share premium                                      486,500           62,937          486,500           62,937

Revaluation reserve                  19          2,826,560          365,661        2,826,560          365,661

Retained earnings                               15,453,440        1,999,151       16,060,068        2,077,628
                                              -------------     ------------    -------------     ------------
Shareholders' equity                            29,881,083        3,865,599       29,880,692        3,865,549
                                              =============     ============    =============     ============

Approved by the Board of directors on May 10, 1996.

Directors: [SIG]                                [SIG]
          -------------------------            ------------------------------

Transaction of amounts from Hong Kong dollars (HK$) into United States dollars (US$) for the convenience of the reader has been made at the exchange rate US$1=HK$7.73. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars at that rate or at any other certain rate.

                        UNI PRECISION INDUSTRIAL LIMITED

                              CASH FLOW STATEMENT
              FOR THE PERIOD FROM OCTOBER 1, 1995 TO MARCH 31,1996

                                               Note       6 months ended 3/31/1996             12 months ended 9/30/1995
                                               ----      ---------------------------         -----------------------------
                                                                                                     (Note 24)
                                                            HK$             US$                 HK$               US$
Net cash inflow from operating
   activities                                   22       19,730,683       2,552,481          20,690,072         2,676,594

Returns on investments and
   servicing of finance
   Interest received                                        762,535          98,646           1,364,293           176,493
   Interest paid                                         (2,677,369)       (346,361)         (5,176,061)         (669,606)
   Interest paid on hire purchase
      loans                                                (373,208)        (48,280)           (182,518)          (23,612)
   Dividend paid                                         (2,101,513)       (271,864)                  -                 -
                                                         -----------      ----------         -----------        ----------
Net cash outflow from returns on
   investments and servicing of
   finance                                               (4,389,555)       (567,859)         (3,994,286)         (516,725)
                                                         -----------      ----------        ------------       -----------
Investing activities
   Purchase of fixed assets                              (4,874,938)       (630,652)        (17,779,899)       (2,300,116)
   Investment in subsidiaries                              (160,001)        (20,699)                  -                 -
   Investment in associated
      companies                                          (1,050,000)       (135,834)           (350,000)          (45,278)
   Proceed from disposal of fixed
      assets                                                      -               -              52,132             6,744
   Decrease in other non-current
      assets                                                      -               -             425,491            55,044
                                                         -----------      ----------        ------------       -----------
Net cash outflow from investing
   activities                                            (6,084,939)       (787,185)        (17,652,276)       (2,283,606)
                                                         -----------      ----------        ------------       -----------
Net cash inflow (outflow) before
   financing activities                                   9,256,189       1,197,437            (956,490)         (123,737)

Financing activities
   Repayment of loan to a director                                -               -           1,771,400           229,159

   Repayment of loan from a
      director                                                    -               -          (3,635,653)         (470,330)
   Issue of share capital                                   607,019          78,527                   -                 -
   Increase in hire purchase loans                                -               -           7,356,651           951,701

   Repayment of hire purchase
      loans                                                (649,639)        (84,041)           (757,585)          (98,006)
                                                         -----------      ----------        ------------       -----------
Net cash (outflow) inflow from
   financing activities                                     (42,620)         (5,514)          4,734,813           612,524
                                                         -----------      ----------        ------------       -----------
Increase in cash and cash
   equivalents                                            9,213,569       1,191,923           3,778,323           488,787

Cash and cash equivalents,
   beginning of period/year                             (17,376,367)     (2,247,913)        (21,154,690)       (2,736,700)
                                                        ------------     -----------        ------------       -----------
Cash and cash equivalents, end of
   period/year                                           (8,162,798)     (1,055,990)        (17,376,367)       (2,247,913)
                                                        ============     ===========        ============       ===========
Analysis of cash and cash
   equivalents
   Cash and bank deposits                                28,623,610       3,7O2,924          26,397,033         3,414,881
   Short-term borrowings                                (36,786,408)     (4,758,914)        (43,773,400)       (5,662,794)
                                                        ------------     -----------        ------------       -----------
                                                         (8,162,798)     (1,055,990)        (17,376,367)       (2,247,913)
                                                        ============     ===========        ============       ===========


Translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) for the convenience of the reader has been made at the exchange rate US$1=HK$7.73. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars at that rate or at any other certain rate.

                        UNI PRECISION INDUSTRIAL LIMITED

                       NOTES TO THE FINANCIAL STATEMENT'S
                                 MARCH 31,1996
                    (Amounts expressed in Hong Kong dollars)

1.     ORGANIZATION AND OPERATIONS

The Company was incorporated in Hong Kong with limited liability on April
3,1985.

The Company was principally engaged in the manufacture and sale of electronic products.

Its wholly-owned subsidiary, Uni Precision Mould Limited, was principally engaged in the manufacture and sale of plastic moulds.


2.     PRINCIPAL ACCOUNTING POLICIES

a.     Group accounts

       Group accounts are not prepared as the directors are of the opinion that consolidated financial statements would be of no real value to the members of the Company and the impact of non-consolidation is immaterial.

b.     Turnover

       Turnover comprises sales revenue and other related revenues which is recognized when the goods are delivered and title has passed.

C.     Taxation

       The Company provides for Hong Kong profits tax on the basis of its profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for taxation purposes.

       Deferred taxation is provided under the liability method in respect of significant timing differences between profit as computed for taxation purposes and profit as stated in the financial statements except when it is considered that no liability will arise in the foreseeable future. Deferred tax assets are not recognized unless it is certain that such assets will be crystallized in the foreseeable future.

d.     Inventories

       Inventories are stated at the lower of cost and net realizable value. Cost is calculated using the weighted average basis and includes costs incurred in bringing the goods to their present locations and conditions. Net realizable value is based on estimated normal selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving or defective items where appropriate.

e.     Fixed assets and depreciation

       Leasehold land and buildings are stated at original historical cost or subsequent valuation as set out in Note 7. Other fixed assets are stated at cost less accumulated depreciation. Depreciation is provided at rates estimated to write off the cost or the revalued amount of each asset, on a reducing balance basis over its expected useful life. The annual rates of depreciation are as follows:

                                         Leasehold land                                                           Nil
                                         Leasehold buildings                                                       2%
                                         Plant and machinery                                                      20%
                                         Furniture, office equipment and motor vehicles                       15%-20%
                                         Moulds and small tools                                                   20%

       Fixed assets held under hire purchase contracts are initially recorded at the present value of the minimum payments at the inception of the contracts, with an equivalent liability categorized as appropriate under current or non-current liabilities. Such assets are depreciated on the same basis as described above. Interest expenses, which represent the difference between the minimum payments and the present value of the minimum payments at the inception of the contracts, are allocated to accounting periods over the period of the relevant hire purchase contracts to produce a constant rate of charge on the outstanding balances.

       Leasehold land and buildings are held for the long term and are included in the balance sheet at their open market value on the basis of valuation by independent qualified valuers. AU changes in the value of leasehold land and buildings are dealt with in the revaluation reserve. Any revaluation surplus/ deficit should be charged directly to the revaluation reserve to the extent that the deficit of a particular asset does not exceed the amount held in the revaluation reserve in respect of that same asset; in which case the excess of the deficit should be charged to the profit and loss account.

f.       Investment in subsidiaries

         A subsidiary is a company in which the Company holds, directly or indirectly, more than 50% of the issued share capital.

         Investment in subsidiaries is stated at cost less provision for permanent diminution in value, if any.

g.       Investment in associated companies

         An associated company is a company, not being a subsidiary company, in which the Company has an attributable equity interest of more than 20% and can exercise significant influence over its operating and financial policies.

         Investment in associated companies is stated at cost less, if any, (i) provision for permanent diminution in value and (ii) for an associated company that has a shareholders' deficit and one that the Company has undertaken to provide continuing financial support, the Company's share of the associated company's shareholders' deficit, to the extent of the Company's equity interests in the associated company and not otherwise provided as permanent diminution in value.

h.       Investment in a joint venture

         A joint venture is an entity established between the Company and one or more other parties, with the rights and obligations of the joint venture partners governed by a contract.

         Investment in a joint venture is stated at cost less provision for any permanent diminution in value, if any. Income from the joint venture is recorded to the extent of dividends received and receivable.

i.       Operating leases

         Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on a straight-line basis over the period of the relevant leases.

j.       Foreign currency translation

         The Company maintains its books and records in Hong Kong dollars. Monetary assets and liabilities denominated in other currencies are translated into Hong Kong dollars at the applicable rates of exchange in effect at the balance sheet date; non-monetary assets and liabilities denominated in other currencies are translated at historical rates. Transactions in other currencies during the year are translated into Hong Kong dollars at the applicable rates of exchange prevailing at the time of the transactions. Exchange gains or losses are dealt with in the profit and loss account.

k.     Related companies

       Related companies are companies, other than associated companies and subsidiary companies, in which one or more of the directors or shareholders of the Company have direct or indirect beneficial interest.


3.     RELATED PARTY TRANSACTIONS

a. In the ordinary course of business, the Company entered into business transactions with associated companies, a joint venture, a subsidiary and certain related companies as follows:

                                                                                                 6 months              2 months
                                                                                                    ended                 ended
                                                                                                3/31/1996             9/30/1995
                                                                                            ---------------       ---------------
                                  Sales to a subsidiary                                        $1,288,754           $         -

                                  Sales to associated companies                                 7,098,145            32,735,321

                                  Sales to a joint venture                                         52,653             3,019,655

                                  Sales to related companies                                      322,154            13,862,783

                                  Purchases from a subsidiary                                     766,000             2,585,000

                                  Purchases from associated companies                           1,702,755            42,185,145

                                  Purchases from a related company                                      -               306,476
                                                                                            ===============       ===============

b. During the period, the Company charged a subsidiary and certain associated companies rental expenses of approximately $179,000 and $185,000 respectively (year ended 9/30/1995 - $357,000 and $162,000) for sharing of office and factory premises.

C. During the period, the Company paid marketing research service fee of approximately $3,000,000 to an associated company (year ended 9/30/1995 $10,200,000).

d. During the period, the Company provided administrative and management service to a subsidiary in return for a fee of approximately $77,000 (year ended 9/30/1995 - $259,000). Also, the Company paid management and service fees of approximately $2,250,000 (year ended 9/30/1995 - $1,896,000) to related companies for management services provided. Moreover, no service fee was paid (year ended 9/30/1995 - $387,000) to a related company for collection service.

e. During the period, the Company purchased fixed assets of approximately $553,000 (year ended 9/30/1995 - $708,000) from a subsidiary.

f. During the period, the Company paid legal and professional fees of approximately $4,000, $47,000 and $38,000 (year ended 9/30/1995 -
       $11,000, nil and nil) for services provided to the subsidiaries, an associated company and certain related companies respectively.

g. A director and shareholder of an associated company and a related company has undertaken to provide continuing financial support to the associated company and the related company. The director and shareholder has also guaranteed, subject to the following conditions, to indemnify the Company against any loss if the outstanding balances of approximately $9,595,000 and $4,963,000 owed by the associated company and the related company respectively to the Company as of March 31, 1996 are not fully settled by May 30, 1996:

       (i) completion of the sale of the shares ("Sale of Shares") of the Company to a third party by the shareholders of the Company on or before May 15, 1996 (refer to Note 11 for details); and

       (ii) receipt of US$6 million by the shareholders of the Company from the third party in return for Sale of Shares on or before May 15, 1996.

h. All outstanding balances with the subsidiaries, joint venture, associated companies and related companies resulted from normal business activities and, were unsecured, non-interest bearing and had no fixed repayment dates.

i. Certain of the Company's banking facilities were secured, among others, by (i) personal guarantees given by certain directors of the Company,
       (h) two directors of an associated company, and (iii) a corporate guarantee given by an associated company.

4.    PROFIT BEFORE TAXATION


Profit before taxation was determined after charging and crediting the following:

                                                                                  6 months             12 months
                                                                                   ended                 ended
                                                                                 3/31/1996             9/30/1995
                                                                                 ---------             ---------
     After charging -
     Auditors' remuneration                                                       $550,000               480,800

     Directors' emoluments for
     - services as directors                                                             -                     -
     - other services                                                            1,326,625             2,142,748

     Depreciation on
     - fixed assets held under hire purchase
         contracts                                                                 882,358               961,875
     - owned fixed assets                                                        3,058,521             5,656,648

     Interest expenses on
     - bank overdrafts and loans wholly repayable
         within five years                                                       2,677,369             5,176,061
     - hire purchase contracts                                                     373,208               182,518

     Rental expense in respect of land and buildings
         under operating leases                                                  2,883,143             5,977,763

     Provision for loss on disposal of other non-current
         assets                                                                          -                13,163

     Net loss on disposals of fixed assets                                               -                54,281
                                                                                 =========             =========
     After crediting -
     Interest income on bank deposits                                             $762,535             1,364,293

     Net exchange gain                                                             229,739               247,412

     Writeback of provision for permanent diminution
         in value of investments (Note 11)                                       1,795,845                     -
                                                                                 =========             =========

5.   TAXATION


Taxation for the period comprised:



                                                                                       6 months           12 months
                                                                                          ended               ended
                                                                                      3/31/1996           9/30/1995
                                                                                   --------------       --------------
Hong Kong profits tax                                                                $  720,000          $         -
Deferred taxation (Note 17)                                                             979,000                    -
                                                                                   --------------       --------------
                                                                                     $1,699,000          $         -
                                                                                   ==============       ==============

Hong Kong profits tax has been provided at the rate of 16.5% (year ended 9/30/1995 16.5%) on the estimated assessable profit for the period.


6.  DIVIDENDS



                                                                                        6 months            12 months
                                                                                         ended                ended
                                                                                        3/31/1996            9/30/1995
                                                                                      ---------------    ---------------
Interim, paid of $0.20 per ordinary share (year
ended 9/30/1995 - nil)                                                                 $ 2,101,513         $        -
Final, declared of $0.8738 per ordinary share (year
ended 9/30/1995 - nil)                                                                   9,711,920                  -
                                                                                     ---------------    ---------------
                                                                                       $11,813,433         $        -
                                                                                     ===============    ===============

7.     FIXED ASSETS

a.     The movements in fixed assets were as follows:

                                                                                                                 12 months
                                                                                                                   ended
                                                                6 months ended 3/31/1996                         9/30/1995
                                          -------------------------------------------------------------------   -----------
                                                                    Furniture,
                                                                     office
                                        Leasehold                   equipment
                                        land and     Plant and      and motor       Moulds and
                                        buildings    machinery      vehicles        small tools      Total             Total

     Cost
     Beginning of
     period/year                      $ 5,400,000   $ 33,951,330    $ 23,101,706    $ 8,488,543    $ 70,941,579    $ 53,380,071
     Additions                                  -        780,588       1,745,222      2,349,128       4,874,938      17,779,899
     Disposals                                  -              -                              -               -        (218,391)
                                      -----------   ------------    ------------    -----------    ------------    ------------
     End of
     period/year                        5,400,000     34,731,918      24,846,928     10,837,671      75,816,517      70,941,579
                                      -----------   ------------    ------------    -----------    ------------    ------------
     At cost                                    -     34,731,918      24,846,928     10,837,671      70,416,517      65,541,579
     At professional
     valuation                          5,400,000              -               -              -       5,400,000       5,400,000
                                      -----------   ------------    ------------    -----------    ------------    ------------
                                        5,400,000     34,731,918      24,846,928     10,837,671      75,816,517      70,941,579
                                      -----------   ------------    ------------    -----------    ------------    ------------
     Accumulated
     depreciation

     Beginning of
     period/year                          211,910     12,281,292       9,258,084      2,840,080      24,591,366      18,084,821
     Provision for the
     period/year                           51,665      2,127,064       1,076,944        685,206       3,940,879       6,618,523
     Written back on
     disposals                                  -              -               -              -               -        (111,978)
                                      -----------   ------------    ------------    -----------    ------------    ------------
     End of
     period/year                          263,575     14,408,356      10,335,028      3,525,286      28,532,245      24,591,366
                                      -----------   ------------    ------------    -----------    ------------    ------------
    Net book value

     End of
     period/year                      $ 5,136,425   $ 20,323,562    $ 14,511,900    $ 7,312,385    $ 47,284,272    $ 46,350,213
                                      ===========   ============    ============    ===========    ============    ============
     Beginning of
     period/year                      $ 5,188,090   $ 21,670,038    $ 13,843,622    $ 5,648,463    $ 46,350,213    $ 35,295,250
                                      ===========   ============    ============    ===========    ============    ============





b. The leasehold land and buildings were situated in Hong Kong and were held under long leases. The leasehold land and buildings were valued by independent professional valuers on an open market value basis as of March 31, 1996. Their reports indicated no significant change in the value of the leasehold land and buildings since the previous revaluation. The leasehold land and buildings were pledged to secure the Company's banking facilities (see Note 20).

C. Certain fixed assets included in the above were purchased under hire purchase contracts. The details of these assets were as follows:

                                                 3/31/1996                          9/30/1995
                              -----------------------------------------------     -------------
                                                Furniture,
                                                  office
                                                equipment
                               Plant and        and motor
                               machinery         vehicles           Total              Total
                              -----------       ----------       -----------       -----------
      Cost                    $ 11,538,466       $550,000        $ 12,088,466     $ 12,088,466
      Accumulated
      depreciation              (3,435,411)      (336,984)         (3,772,395)      (2,890,037)
                              ------------       --------        ------------     ------------
      Net book value            $8,103,055       $213,016          $8,316,071       $9,198,429
                              ============       ========        ============     ============



8.    INVESTMENT IN ASSOCIATED COMPANIES

Details   of the associated companies were as follows:



                                                                          Percentage of
                                                 Place of                ordinary shares
                                               incorporation               held by the
                Name                           and operation                 Company           Principal activities
  ------------------------------           --------------------         --------------------   -----------------------
  Co-Time Technology Limited                     Hong Kong                     40%             Trading and sourcing
                                                                                                   of electronic
                                                                                                     products
  Suning Mings Company                           Hong Kong                     20%                    Dormant
    Limited
  Spectra Electronic Systems                     Hong Kong                     35%             Trading of electronic
    Limited                                                                                          products

Investment in associated companies comprised the following:


                                                                   3/31/1996    9/30/1995
                                                                  ----------   ----------
(i)      Suning Mings Company Limited

         Unlisted shares, at cost                                   $200,000      200,000
                                                                  ----------   ----------
         Provision for permanent diminution in
             value (Note 2.g)                                       (200,000)    (200,000)

                                                                       -                -
                                                                  ----------   ----------

(ii)     Spectra Electronic Systems Limited
             Unlisted shares, at cost                              1,400,000      350,000
                                                                  ----------   ----------
Total of (i) and (ii)                                             $1,400,000     $350,000
                                                                  ----------   ----------


Investment in Co-Time Technology Limited has been reclassified as short-term investment in the current period. Refer to Note 11 for details.

9.       INVESTMENT IN SUBSIDIARIES

Details of the subsidiaries were as follows:

                                                                                 Percentage of
                                                                Place of           ordinary
                                                             incorporation       shares held by
                                    Name                     and operation        the Company           Principal activities
                                    ----                     -------------       --------------         --------------------
                        Uni Precision Mould                    Hong Kong              100%            Manufacture and
                           Limited                                                                       sale of plastic
                                                                                                         moulds

                        Uni Pak Limited                        Hong Kong               90%            Dormant

                        Uni Technology Limited                 Hong Kong               80%            Trading of electronic
                                                                                                         products

Investment in subsidiaries comprised the following:

                                                        3/31/1996        9/30/1995
                                                        ---------        ---------
(i)         Uni Precision Mould Limited

            Unlisted shares, at cost                     $219,860         $219,860
            Provision for permanent diminution in
            value                                               -                -
                                                         --------         --------
                                                          219,860          219,860
                                                         --------         --------
(ii)        Uni Pak Limited

            Unlisted shares, at cost                            1                -
            Provision for permanent diminution in        --------         --------
            value                                               1                -
                                                         --------         --------

(iii)       Uni Technology Limited

            Unlisted shares, at cost                      160,000                -
            Provision for permanent diminution in
            value                                               -                -
                                                         --------         --------
                                                          160,000                -
                                                         --------         --------
Total of (i), (ii) and (iii)                             $379,861         $219,860
                                                         ========         ========

9.         INVESTMENT IN SUBSIDIARIES (Cont'd)

As of March 31, 1996, the net aggregate post-acquisition profit (loss) of the subsidiaries attributable to the Company was as follows:

                                                                                            Brought
                                                                                         forward from
                                                                                           previous
                                                                                        financial year
                                                                        For current         since
                                                                          period          acquisition          Total
                                                                        -----------     --------------       --------
                        Dealt with in the Company's
                           financial statements                          $                 $                  $

                        Not dealt with in the
                           Company's financial
                           statements                                     (198,790)         275,699            76,909
                                                                         ----------       ---------          --------
                        Total                                            $(198,790)        $275,699           $76,909
                                                                         ==========       =========          ========


10.        INVESTMENT IN A JOINT VENTURE

The equity joint venture was incorporated in the People's Republic of China in May 1994. Details of the joint venture as of March 31, 1996 were as follows:


    Name of                                             Authorized      Contractual    Contribution     Contribution
     joint       Joint venture party     Principal        share         investment     of capital by    of capital by
    venture          ("JV party")        activities       capital          sum         the Company      the JV party
  ---------      -------------------   ------------     ----------      ------------   -------------    -------------
  Shenzhen       Shenzhen Sang Xia     Manufacture      $2 million      $2.8 million      60%              40%
  ACT            Computer and          and sale of
  Electronic     Artificial            electronic
  Industrial     Intelligence          products
  company        Development Co.
  Limited        Zhuhai Co.


Under the joint venture agreement, the joint venture period is 20 years up to May 2014 and, upon consent of both parties, an application for an extension of the joint venture period could be made six months prior to the expiration date. The Company shares the net profit/ loss of the joint venture with the TV party according to the percentage of capital contribution.

The value of the investment in a joint venture was, in the opinion of the Company's directors, not less than the Company's carrying value as of March 31, 1996.

11.    SHORT-TERM INVESTMENT

Short-term investment comprised the following:

                                                                 3/31/1996          9/30/1995
                                                                -----------        -----------
      Investment in Co-Time Technology Limited
           ("Co-Time")

           Unlisted shares, at cost                             $1,750,000         $1,750,000
                                                                -----------        -----------
           Provision for permanent diminution in
           value (Note 2.g)                                     (1,750,000)        (3,545,845)
                                                                -----------        -----------

                                                                         -         (1,795,845)
                                                                         -         -----------
      Excess of provision made over investment
           cost, included under accounts payable
           and accruals (Note 13)                               $        -         $1,795,845
                                                                ===========        ===========


During the period, the shareholders of the Company have entered into a Stock Purchase Agreement (the "Agreement") with a third party for the sale of the shares of the Company to that third party. Under the terms of the Agreement, the Company shall dispose of its 40% interest in Co- Time to one of the shareholders and directors of the Company at a nominal consideration on or before May 15,1996. In addition, the Company will withdraw its continuing financial support provided to Co-Time following the disposal. Accordingly, the investment in Co-Time was reclassified as a short-term investment as of March 31, 1996. The excess of provision made over investment cost in prior year of approximately $1,796,000 has been written back in the current period profit and loss account as an exceptional item.


12.    CURRENT ASSETS

Current assets comprised the following:

                                                         Note          3/31/1996               9/30/1995
- - ----                                                                   ---------               ---------
Cash and bank deposits                                    20        $ 28,623,610            $ 26,397,033
Accounts receivable, net                                              23,879,051              22,236,335
Inventories, net                                          14          39,349,427              35,565,981
Amount due from a subsidiary                               3             878,396                       -
Amount due from associated companies                       3          10,125,939               5,644,770
Amount due from related companies                          3           5,890,219               7,398,388
Prepayments and other current assets                                   3,740,636               2,785,887
                                                                       ---------               ---------
                                                                   $ 112,487,278           $ 100,028,394
                                                                   =============           =============

13.     CURRENT LIABILITIES

Current liabilities comprised the following:

                                                        Note             3/31/1996            9/30/1995
                                                        ----             ---------            ---------
 Short-term bank borrowings                               15         $  36,786,408        $  43,773,400
 Accounts payable and accruals                            11            76,582,547           66,265,316
 Amount due to a subsidiary                                3               336,915              352,164
 Amount due to a joint venture                             3               530,577               75,004
 Hire purchase payable - current portion                  16             1,386,018            1,320,322
 Provision for taxation                                                    720,000                    -
 Dividends payable                                         6             9,711,920                    -
                                                                     -------------        -------------

                                                                     $ 126,054,385        $ 111,786,206
                                                                     =============        =============

14.     INVENTORIES

Inventories comprised the following:

                                                                       3/31/1996              9/30/1995
                                                                       ---------              ---------
 Raw materials                                                      $ 23,919,523           $ 26,849,748

 Work-in-progress                                                     12,415,941              8,701,919

 Finished goods                                                        6,082,930              2,284,281
                                                                    ------------           ------------

                                                                      42,418,394             37,835,948

 Less: Provision for obsolescence                                     (3,068,967)            (2,269,967)
                                                                    ------------           ------------

                                                                    $ 39,349,427           $ 35,565,981
                                                                    ============           ============


Certain of the inventories were subject to floating charges in respect of the Company's trust receipt loans (Note 20).

15.    SHORT-TERM BANK BORROWINGS


Short-term bank borrowings comprised:

                                                                               3/31/1996              9/30/1995
                                                                               ---------              ---------
      Bank overdrafts                                                       $10,253,913            $13,518,472
      Trust receipt loans                                                    26,532,495             30,254,928
                                                                            -----------            -----------
                                                                            $36,786,408            $43,773,400
                                                                            ===========            ===========

      Refer to Note 20 for details of banking facilities.

16.   HIRE PURCHASE PAYABLE

      Hire purchase payable comprised:

                                                                               3/31/1996              9/30/1995
                                                                               ---------              ---------
      Amount repayable within a period
      - not exceeding one year                                                $1,386,018             $1,320,322
      - more than one year but not exceeding five
             years                                                             5,109,072              5,824,407
      - exceeding five years                                                           -                      -
                                                                              ----------             ----------

                                                                               6,495,090              7,144,729

Less:  Amount repayable within one year included
       under current liabilities (Note 13)                                    (1,386,018)            (1,320,322)
                                                                              -----------            -----------

                                                                              $5,109,072             $5,824,407
                                                                              ==========             ==========


17.     DEFERRED TAXATION

Movements in deferred taxation were as follows:

                                                                                6 months              12 months
                                                                                   ended                  ended
                                                                               3/31/1996              9/30/1995
                                                                               ---------              ---------
      Beginning of period/ year                                                 $940,000               $940,000
      Provision for the period/year (Note 5)                                     979,000                      -
                                                                              ----------               --------
      End of period/year                                                      $1,919,000               $940,000
                                                                              ==========               ========

The components of deferred taxation were:

                                                                               3/31/1996              9/30/1995
                                                                               ---------              ---------
Accelerated depreciation for taxation purposes                                $2,154,000             $1,729,000
Cumulative tax losses                                                                  -               (662,000)
Others                                                                          (235,000)              (127,000)
                                                                              ----------             ----------
Total                                                                         $1,919,000             $  940,000
                                                                              ==========             ==========

There was no significant unprovided deferred taxation as of March 31, 1996.


18.   SHARE CAPITAL

                                                                              3/31/1996             9/30/1995

Authorized, issued and fully paid -
  11,114,583 (1995 - 10,507,564)
  ordinary shares of $1 each                                                $ 11,114,583           $ 10,507,564
                                                                            ============           ============

By an ordinary resolution passed on March 26,1996, the authorized ordinary share capital of the Company was increased from $10,507,564 to $11,114,583 by the creation OF 607,019 shares of $1.00 each, ranking pari passu with the then existing shares. By another ordinary resolution passed on March 26, 1996, 607,019 ordinary shares were issued at par and were fully paid up.


19.    REVALUATION RESERVE

Movements in revaluation reserve were as follows:

                                                                                6 months              12 months
                                                                                   ended                  ended
                                                                               3/31/1996              9/30/1995
                                                                               ---------              ---------
      Beginning of period/year                                                $2,826,560             $2,826,560

      Revaluation of fixed assets                                                      -                      -
                                                                                       -                      -
      End of period/year                                                      $2,826,560             $2,826,560
                                                                              ==========             ==========

20.    BANKING FACILITIES

As of March 31,1996, the Company had aggregate facilities of approximately $97 million (9/30/1995 - $77 million) from various banks for overdrafts, loans and trade financing. Unused facilities as of the same date amounted to approximately $38 million (9/30/1995 $9 million). These facilities were secured by:

a.     first legal charges over the Company's leasehold land and buildings (see
       Note 7);

b. pledge of the Company's fixed deposits amounting to approximately $27 million (see Note 12);

C. floating charges on the Company's inventories released under trust receipt loans (see Note 14);

In connection with certain of the aforementioned facilities, the Company has made the undertaking that its tangible net worth would not be less than $29 million.


21.      COMMITMENTS AND CONTINGENT LIABILITIES

a. As of March 31,1996, the Company had significant commitments and contingent liabilities for open letters of credit, discounted bills and shipping guarantees executed in favour of various banks totalling approximately $24,992,000 (9/30/1995 - $23,747,000).

b. The Company also entered into a provisional agreement for the purchase of new office premise. Refer to Note 23 for details.

22.    NOTE TO THE CASH FLOW STATEMENT

                                                                         6 months              12 months
                                                                            ended                  ended
                                                                        3/31/1996              9/30/1995
                                                                     ------------           ------------
  Operating activities
     Profit before taxation                                          $ 12,905,805           $ 11,834,721
     Interest income                                                     (762,535)            (1,364,293)
     Interest expense                                                   3,050,577              5,358,579
     Depreciation of fixed assets                                       3,940,879              6,618,523
     Amortization of other non-current assets                              70,709                141,420
     Writeback of provision for permanent
        diminution in value of investments                             (1,795,845)                     -
     Loss on disposal of fixed assets                                           -                 54,281
     Increase in account receivable, net                               (1,642,716)            (2,625,684)
     Increase in inventories, net                                      (3,783,446)            (5,217,839)
     Increase in amount due from a subsidiary, net                       (893,645)                     -
     Increase in amount due from associated
        companies                                                      (4,481,169)            (2,955,890)
     Decrease(Increase) in amount due from related
        companies                                                       1,508,169             (2,125,973)
     Increase in prepayments and other current
        assets                                                           (954,749)            (1,442,374)
     Increase in accounts payable and accruals                         12,113,076             10,961,749
     Increase in amount due to a subsidiary, net                                -                341,634
     Increase in amount due to a joint venture                            455,573                 75,004
     Decrease in amount due from a corporate
        director                                                                -              1,036,214
                                                                     ------------           ------------
  Net cash inflow from operating activities                          $ 19,730,683           $ 20,690,072
                                                                     ============           ============


23.      POST BALANCE SHEET EVENT'S

a. On April 1, 1996, the Company purchased a new office premise at a consideration of $13.7 million. The new office premise was situated in Hong Kong and was held under long lease. The purchase was financed by bank loans, which were secured by, among others, (i) a first legal charge over the property, and (ii) a corporate guarantee given by an associated company.

b. On May 9,1996, the Company disposed of its 40% interest in Co-Time to one of its shareholders and directors at a nominal consideration. Refer to Note 11 for details.


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
24.    PRIOR YEAR COMPARATIVES

Certain figures included in the accompanying financial statements for the year ended September 30, 1995 had been reclassified to conform to the current period presentation.





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